The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, underlier supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

August 2026
Preliminary Pricing Supplement
Dated August 20, 2026
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 26, 2025,
Underlier Supplement dated February 26, 2025, and Product Supplement MLN-EI-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index
Principal at Risk Securities
Callable Contingent Income Securities with Daily Coupon Observation (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon on a contingent coupon payment date if the index closing value of each underlying index on each trading day during the applicable quarterly observation period is greater than or equal to 60.00% of its initial index value, which we refer to as its coupon threshold level. However, if the index closing value of any underlying index is less than its coupon threshold level on any trading day during the applicable quarterly observation period, you will not receive any contingent quarterly coupon with respect to the applicable quarterly observation period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, The Toronto-Dominion Bank (“TD”) may elect at its discretion, on or before any observation period end-date (other than the final observation period end-date), to redeem the securities in whole, but not in part (an “issuer call”), on the contingent coupon payment date corresponding to such observation period end-date (the “redemption date”), regardless of the index closing values of the underlying indices on such observation period end-date. If TD elects to redeem the securities prior to maturity, the securities will be redeemed on the redemption date for an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period. No further payments will be made on the securities once they have been redeemed. Furthermore, if the final index value of any underlying index is less than 60.00% of its initial index value, which we refer to as its downside threshold level, TD will pay you a cash payment per security that will be less than 60.00% of the stated principal amount of the securities and could be zero and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any increase of the underlying indices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon threshold level of any underlying index on any trading day during the quarterly observation periods will result in few or no contingent quarterly coupons, and a decline beyond the respective downside threshold level of any underlying index on the final observation period end-date will result in a loss of a significant portion and up to your entire investment in the securities, even if the other underlying indices appreciate or have not declined as much. The securities are for investors who are willing to risk their entire investment based on the worst performing of each of the underlying indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by TD. The securities are notes issued as part of TD’s Senior Debt Securities, Series H. All payments on the securities are subject to the credit risk of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying indices:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	August 28, 2026
Original issue date:
September 2, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
August 31, 2028, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “—Payment Date(s); Maturity Date” in the accompanying product supplement

Optional early redemption:
TD may elect at its discretion, on or before any observation period end-date (other than the final observation period end-date), to redeem the securities in whole, but not in part (an “issuer call”), on the contingent coupon payment date corresponding to such observation period end-date (the “redemption date”), regardless of the index closing values of the underlying indices on such observation period end-date. If TD elects to redeem the securities prior to maturity, the securities will be redeemed for an amount per security equal to the early redemption payment on the redemption date. No further payments will be made on the securities once they have been redeemed.
TD may elect to redeem the securities at its sole discretion regardless of the performance of the underlying indices.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon with respect to the applicable quarterly observation period.
Contingent quarterly coupon:	■
If the index closing values of all of the underlying indices on each trading day during the applicable quarterly observation period are greater than or equal to their respective coupon threshold levels, we will pay a contingent quarterly coupon of $20.55 (equivalent to 8.22% per annum of the stated principal amount) per security on the related contingent coupon payment date.

■
If the index closing value of any underlying index on any trading day during the applicable quarterly observation period is less than its coupon threshold level, we will not pay a contingent quarterly coupon with respect to that quarterly observation period.
It is possible that any underlying index will remain below its coupon threshold level on at least one trading day during most or all of the quarterly observation periods so that you will receive few or no contingent quarterly coupons.

Observation period end-dates:
November 30, 2026, March 1, 2027, May 28, 2027, August 30, 2027, November 29, 2027, February 28, 2028, May 30, 2028 and August 28, 2028. We also refer to August 28, 2028 as the final observation period end-date, subject to postponement for non-trading days and certain market disruption events as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Date(s)” in the accompanying product supplement.

Quarterly observation period:
The first quarterly observation period will consist of each trading day from but excluding the pricing date to and including the first observation period end-date. Each subsequent quarterly observation period will consist of each trading day from but excluding an observation period end-date to and including the next following observation period end-date.
If a market disruption event occurs with respect to an underlying index on a trading day during a quarterly observation period and such day is not an observation period end-date, such day will be disregarded for purposes of determining whether a contingent quarterly coupon is payable with respect to such observation period.

Contingent coupon payment dates:
December 3, 2026, March 4, 2027, June 3, 2027, September 2, 2027, December 2, 2027, March 2, 2028, June 2, 2028 and the maturity date, subject to postponement as described under “General Terms of the Notes — Payment Date(s); Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to a “Payment Date” and the “Closing Level” shall also mean the contingent coupon payment dates and the index closing value, respectively, for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	■ If the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels:	(i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final quarterly observation period
	■ If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
If the final index value of any underlying index is less than its downside threshold level, the payment at maturity will be less than 60.00% of the stated principal amount and could be as low as zero.
Underlying return:	(final index value – initial index value) / initial index value
Initial index value*:
[•], which is the index closing value of the Nasdaq-100 Index® on the pricing date
[•], which is the index closing value of the Russell 2000® Index on the pricing date
[•], which is the index closing value of the S&P 500® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return
Coupon threshold level*:
[•], which is equal to 60.00% of the initial index value of the Nasdaq-100 Index®
[•], which is equal to 60.00% of the initial index value of the Russell 2000® Index
[•], which is equal to 60.00% of the initial index value of the S&P 500® Index

Downside threshold level*:
[•], which is equal to 60.00% of the initial index value of the Nasdaq-100 Index®
[•], which is equal to 60.00% of the initial index value of the Russell 2000® Index
[•], which is equal to 60.00% of the initial index value of the S&P 500® Index

Final index value*:	With respect to each underlying index, the index closing value on the final observation period end-date
CUSIP / ISIN:	89115NDG6 / US89115NDG60
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

Estimated value on the pricing date:
The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $940.00 and $975.00 per security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 13 and “Additional Information About the Securities — Additional information regarding the estimated value of the securities” herein. The estimated value is expected to be less than the public offering price of the securities.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$15.00(a)	$980.00
		+ $5.00(b)
		$20.00
Total	$●	$●	$●
*
As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation”, as described in the accompanying product supplement.

(1)
TDS will purchase the securities from TD at the price to public less a fee of $20.00 per security. TDS will resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $15.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement, the underlier supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are unsecured and are not savings accounts or insured deposits of a bank. The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The securities will not be listed or displayed on any securities exchange or electronic communications network.
We will deliver the securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.
Product supplement dated February 26, 2025	Underlier supplement dated February 26, 2025	Prospectus dated February 26, 2025

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-EI-1 (the “product supplement”) and the underlier supplement, relating to our Senior Debt Securities, Series H, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.
 You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement MLN-EI-1 dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006123/ef20044459_424b3.htm
♦	Underlier Supplement dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
♦	Prospectus dated February 26, 2025: http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case TD may reject your offer to purchase.

August 2026	Page 2

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Investment Summary
Callable Contingent Income Securities with Daily Coupon Observation
Principal at Risk Securities
The Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028 Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $20.55 (equivalent to 8.22% per annum of the stated principal amount) per security, on a contingent coupon payment date if the index closing value of each underlying index on each trading day during the applicable quarterly observation period is greater than or equal to 60.00% of its respective initial index value, which we refer to as its coupon threshold level. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related observation period end-date, except that the contingent coupon payment date for the final quarterly observation period will be the maturity date. If the index closing value of any underlying index is less than its coupon threshold level on any trading day during the applicable quarterly observation period, you will not receive any contingent quarterly coupon with respect to the applicable quarterly observation period. In other words, you will not receive a contingent quarterly coupon with respect to a quarterly observation period if the index closing value of one underlying index falls below its coupon threshold level on one day during the quarterly observation period, regardless of the level of that underlying index or any other underlying index at any other time during the quarterly observation period. Accordingly, it is possible that you may receive few or no contingent quarterly coupons during the term of the securities.
TD may elect at its discretion, on or before any observation period end-date (other than the final observation period end-date), to redeem the securities in whole, but not in part (an “issuer call”), on the contingent coupon payment date corresponding to such observation period end-date (the “redemption date”), regardless of the index closing values of the underlying indices on such observation period end-date. If TD elects to redeem the securities prior to maturity, the securities will be redeemed on the redemption date for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period. If TD does not elect to redeem the securities prior to maturity and the final index values of all of the underlying indices are greater than or equal to their respective coupon threshold levels and 60.00% of their respective initial index values, which we refer to as the downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final quarterly observation period. If, however, TD does not elect to redeem the securities prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. The value of the payment received by investors at maturity will be less than 60.00% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any increase of the underlying indices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.
TD may elect to redeem the securities at its discretion prior to the maturity date. It is more likely that TD will elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are greater than the interest that would be payable on other instruments issued by TD of comparable maturity, terms and credit rating trading in the market. TD is less likely to elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are less than the interest that would be payable on other comparable instruments issued by TD, which includes when the value of any underlying index is less than its coupon threshold level. Therefore, the securities are more likely to remain outstanding when the expected amount payable on the securities is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent quarterly coupon is relatively higher.

August 2026	Page 3

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $20.55 (equivalent to 8.22% per annum of the stated principal amount) per security, on a contingent coupon payment date if the index closing value of each underlying index on each trading day during the applicable quarterly observation period is greater than or equal to 60.00% of its respective initial index value, which we refer to as its coupon threshold level. If the index closing value of any underlying index is less than its coupon threshold level on any trading day during the applicable quarterly observation period, investors will not receive any contingent quarterly coupon with respect to the applicable quarterly observation period. TD may elect to redeem the securities at its discretion prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period. The payment at maturity will vary depending on the final index values, as follows:
Scenario 1	On or before any observation period end-date other than the final observation period end-date, TD elects to redeem the securities at its discretion in whole, but not in part.
■
The securities will be redeemed on the redemption date for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable quarterly observation period.

■
Investors will not participate in any increase of the underlying indices from their respective initial index values and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2	TD does not elect to redeem the securities prior to maturity and the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels.
	■	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final quarterly observation period.
■
Investors will not participate in any increase of the underlying indices from their respective initial index values and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	TD does not elect to redeem the securities prior to maturity and the final index value of any underlying index is less than its downside threshold level.
	■	The payment due at maturity will be equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
	■	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.
Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an optional early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the index closing value of any underlying index on any trading day during the applicable quarterly observation period is less than its coupon threshold level.  If TD does not elect to redeem the securities prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will lose a significant portion, and may lose all, of your investment in the securities.

August 2026	Page 4

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities
■
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index (the “index constituent stocks”)

■
You understand and accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the relevant quarterly observation periods (including the final observation period end-date)

■	You believe that the index closing value of each underlying index on each trading day during each quarterly observation period will be greater than or equal to its coupon threshold level
■	You believe that the final index value of each underlying index will be greater than or equal to its downside threshold level
■
You understand and accept that (i) you will not participate in any increase in the level of any underlying index and that any potential positive return is limited to the contingent quarterly coupons, if any, specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

■	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the levels of the underlying indices
■	You are willing to forgo any dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment
■
You are willing to invest in securities that TD may elect to redeem at its discretion prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities

■	You understand and are willing to accept the risks associated with the underlying indices
■
You are willing to assume the credit risk of TD for all payments under the securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
■	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities
■	You require an investment designed to provide a full or at least partial return of principal at maturity
■
You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

■
You do not understand or cannot accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the relevant quarterly observation periods (including the final observation period end-date)

■	You believe that the index closing value of any underlying index on at least one trading day during each quarterly observation period is likely to be less than its coupon threshold level
■	You believe that the final index value of any underlying index is likely to be less than its downside threshold level
■
You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index

August 2026	Page 5

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
■	You seek an investment that participates in any increase in the levels of the underlying indices or that has unlimited return potential
■	You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the levels of the underlying indices
■	You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment
■
You are unable or unwilling to hold securities that TD may elect to redeem at its discretion prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market

■	You do not understand or are not willing to accept the risks associated with the underlying indices
■	You are not willing to assume the credit risk of TD for all payments under the securities, including any repayment of principal

August 2026	Page 6

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values and (2) the final index values.
Diagram #1: Quarterly Observation Periods

Diagram #2: Payment at Maturity if TD Does Not Elect to Redeem the Securities
For more information about the payout upon an issuer call or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

August 2026	Page 7

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities will be determined on the pricing date and will be specified in the final pricing supplement). Any payments on the securities are subject to our credit risk.
Hypothetical Initial Index Value:
Underlying Index A:	100
Underlying Index B:	100
Underlying Index C:	100
Hypothetical Coupon Threshold Level:
Underlying Index A:	60, which is 60.00% of the hypothetical initial index value
Underlying Index B:	60, which is 60.00% of the hypothetical initial index value
Underlying Index C:	60, which is 60.00% of the hypothetical initial index value
Hypothetical Downside Threshold Level:
Underlying Index A:	60, which is 60.00% of the hypothetical initial index value
Underlying Index B:	60, which is 60.00% of the hypothetical initial index value
Underlying Index C:	60, which is 60.00% of the hypothetical initial index value
Hypothetical Contingent Quarterly Coupon:	$20.55 per security (equivalent to 8.22% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security
How to determine whether a contingent quarterly coupon is payable with respect to a quarterly observation period (if the securities have not been previously redeemed):
	Lowest Index Closing Value During Quarterly Observation Period			Contingent Quarterly Coupon
	Underlying Index A	Underlying Index B	Underlying Index C
Example 1	110 (at or above coupon threshold level on each trading day during the quarterly observation period)	95 (at or above coupon threshold level on each trading day during the quarterly observation period)	75 (at or above coupon threshold level on each trading day during the quarterly observation period)	$20.55
Example 2	90 (at or above coupon threshold level on each trading day during the quarterly observation period)	85 (at or above coupon threshold level on each trading day during the quarterly observation period)	55 (below coupon threshold level on at least one trading day during the quarterly observation period)	$0.00
Example 3	45 (below coupon threshold level on at least one trading day during the quarterly observation period)	55 (below coupon threshold level on at least one trading day during the quarterly observation period)	90 (at or above coupon threshold level on each trading day during the quarterly observation period)	$0.00
Example 4	50 (below coupon threshold level on at least one trading day during the quarterly observation period)	45 (below coupon threshold level on at least one trading day during the quarterly observation period)	55 (below coupon threshold level on at least one trading day during the quarterly observation period)	$0.00
In example 1, each underlying index closes at or above its respective coupon threshold level on each trading day during the relevant quarterly observation period. Therefore, a contingent quarterly coupon of $20.55 is paid on the relevant contingent coupon payment date.
In each of examples 2 through 4, at least one underlying index closes below its respective coupon threshold level on at least one trading day during the relevant quarterly observation period. No contingent quarterly coupon, therefore, is paid on the relevant contingent coupon payment date.
If TD elects to redeem the securities on any contingent coupon payment date, you will receive the stated principal amount of your securities on such date plus any contingent quarterly coupon, if one is payable with respect to the related observation period.

August 2026	Page 8

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
How to calculate the payment at maturity (if the securities have not been previously redeemed):
	Final Index Value			Payment at Maturity
	Underlying Index A	Underlying Index B	Underlying Index C
Example 1	90 (at or above downside threshold level)	80 (at or above downside threshold level)	85 (at or above downside threshold level)	$1,000 (and, if payable, the contingent quarterly coupon with respect to the final observation period)
Example 2	150 (at or above downside threshold level)	50 (below downside threshold level)	80 (at or above downside threshold level)	$1,000 + [$1,000 × underlying return of worst performing underlying index] $1,000 + [$1,000 × -50.00%] = $500
Example 3	120 (at or above downside threshold level)	40 (below downside threshold level)	50 (below downside threshold level)	$1,000 + [$1,000 × underlying return of worst performing underlying index] $1,000 + [$1,000 × -60.00%] = $400
Example 4	30 (below downside threshold level)	50 (below downside threshold level)	40 (below downside threshold level)	$1,000 + [$1,000 × underlying return of worst performing underlying index] $1,000 + [$1,000 × -70.00%] = $300
In example 1, the final index value of each underlying index is at or above its respective downside threshold level. At maturity, you will therefore receive the stated principal amount of your securities plus the contingent quarterly coupon with respect to the final observation period, if one is payable. You will not participate in the increase of any underlying index.
In each of examples 2 through 4, the final index value of at least one underlying index is less than its respective downside threshold level. In each case, you will be fully exposed to the downside performance of the worst performing underlying index. In example 4, for example, the underlying returns for each of Underlying Index A, Underlying Index B and Underlying Index C are -70.00%, -50.00% and -60.00%, respectively. Accordingly, the worst performing underlying index is Underlying Index A and you will lose 70.00% of the stated principal amount of your securities.
We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that TD is not necessarily obligated to repay the full amount of your investment in the securities. If TD does not elect to redeem the securities prior to maturity and the final index value of any underlying index is less than its downside threshold level, TD will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss on your stated principal amount that is equal to the underlying return of the worst performing underlying index. In such circumstances, the amount you receive at maturity will be less than 60.00% of the stated principal amount and you may lose your entire investment in the securities.
You will be exposed to the market risk of each underlying index on each trading day during each quarterly observation period (including the final observation period end-date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index.
Any payment to be made on the securities, including any repayment of principal, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

August 2026	Page 9

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Risk Factors
The securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the securities. For additional information as to these and other risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus. Investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.
Risks Relating to Return Characteristics
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Risk of significant loss at maturity. The securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the securities at maturity. If TD does not elect to redeem the securities prior to maturity, TD will repay you the stated principal amount of your securities in cash only if the final index values of all of the underlying indices are greater than or equal to their respective downside threshold levels and will only make such payment at maturity. If TD does not elect to redeem the securities prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will receive a cash payment per security that will be less than 60.00% of the stated principal amount of the securities and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying index. You may lose your entire investment in the securities.

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Contingent repayment of stated principal amount only at maturity. If TD does not elect to redeem the securities prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current levels of all of the underlying indices are greater than or equal to their respective downside threshold levels.

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You may not receive any contingent quarterly coupons. TD will not necessarily make periodic payments on the securities. If the index closing value of any of the underlying indices on any trading day during a quarterly observation period is less than its coupon threshold level, TD will not pay you the contingent quarterly coupon applicable to such quarterly observation period. This will be the case even if the index closing value of each other underlying index is equal to or greater than its respective coupon threshold level on each trading day during that quarterly observation period, and even if the index closing value of that underlying index was higher than its coupon threshold level on every other trading day during the quarterly observation period. If the index closing value of any underlying index on at least one trading day during each quarterly observation period is less than its coupon threshold level, TD will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities. Because there is more than one underlying index, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index.

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Greater expected volatility with respect to, and lower expected correlation of, the underlying indices generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the index closing value of any of the underlying indices could be less than its downside threshold level. Greater expected volatility with respect to, and lower expected correlation of, the underlying indices reflects a higher expectation as of the pricing date that the final index value of any of the underlying indices could be less than its downside threshold level and/or that the index closing value of any underlying index on any trading day during a quarterly observation period will be less than its coupon threshold level. “Volatility” refers to the frequency and magnitude of changes in the level of an asset or group of assets. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for that security than would have been the case if expected volatility of the underlying indices been lower. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any underlying index could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

August 2026	Page 10

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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TD may elect to redeem the securities at its discretion and the securities are subject to reinvestment risk. TD may elect to redeem the securities at its discretion prior to the maturity date. If TD elects to redeem the securities at its discretion prior to maturity, you will no longer have the opportunity to receive any contingent quarterly coupons after the applicable redemption date. The first potential redemption date occurs after approximately three months and therefore you may not have the opportunity to receive any contingent quarterly coupons after approximately three months. In the event that TD elects to redeem the securities at its discretion prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. Further, TD’s right to redeem the securities at its discretion may also adversely impact your ability to sell your securities in the secondary market. It is more likely that TD will elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are greater than the interest that would be payable on other instruments issued by TD of comparable maturity, terms and credit rating trading in the market. The greater likelihood of TD electing to redeem the securities in that environment increases the risk that you will not be able to reinvest the proceeds from the redeemed securities in an investment with a similar level of risk and yield. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. TD is less likely to elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are less than the interest that would be payable on other comparable instruments issued by TD, which includes when the value of any underlying index is less than its coupon threshold level. Therefore, the securities are more likely to remain outstanding when the expected amount payable on the securities is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent quarterly coupon is relatively higher.

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An investment in securities with contingent quarterly coupon and optional early redemption features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent quarterly coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent quarterly coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent quarterly coupon rate and TD elects to redeem the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.

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The contingent quarterly coupon, if any, is based solely on the index closing value of each underlying index on each trading day during the related quarterly observation period. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be determined at the end of the relevant quarterly observation period, based on the index closing value of each underlying index on each trading day during the relevant quarterly observation period. If the index closing value of any underlying index on any trading day during a quarterly observation period is below the coupon threshold level for such index, you will receive no contingent quarterly coupon for the related quarterly observation period, even if the index closing value of such underlying index was at or above its respective coupon threshold level on most or all of the other trading days during that quarterly observation period and even if the index closing values of the other underlying indices were at or above the coupon threshold levels for such indices on each trading day during that quarterly observation period.

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Your potential return on the securities is limited, you will not participate in any increase of the underlying indices and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the increase of the underlying indices. In addition, your return on the securities will vary based on the number of quarterly observation periods on which the requirements of the contingent quarterly coupon have been met prior to maturity or an issuer call. Furthermore, if TD elects to redeem the securities prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any quarterly observation periods after the applicable redemption date, and your return on the securities could be less than if the securities remained outstanding until maturity. If TD does not elect to redeem the securities prior to maturity, you may be subject to the decrease in the level of the worst performing underlying index even though you cannot participate in any increase in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

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You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

August 2026	Page 11

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a contingent quarterly coupon with respect to a quarterly observation period and that you will lose a significant portion or all of your investment in the securities. The risk that you will not receive a contingent quarterly coupon with respect to a quarterly observation period and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the index closing value or the final index value, as applicable, of any underlying index will be less than its coupon threshold level and/or downside threshold level. Therefore, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the index closing value (on any trading day during a quarterly observation period) or the final index value, as applicable, of any underlying index is less than its coupon threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Indices
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The level of each underlying index will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying indices and the index constituent stocks.

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There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the index closing values of all of the underlying indices on each trading day during any quarterly observation period will be greater than or equal to their coupon threshold levels, or, if the securities are not redeemed prior to maturity, that the final index value of all of the underlying indices on the final observation period end-date will be greater than or equal to their downside threshold levels. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

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The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. The underlying indices are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

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Changes affecting the underlying indices could have an adverse effect on the market value of, and any amount payable on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.

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There is no affiliation between the respective index sponsors and TD, and TD is not responsible for any disclosure by such index sponsors. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

August 2026	Page 12

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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The securities are subject to small-capitalization stock risks. The securities are linked to the Russell 2000® Index, which is comprised of index constituent stocks issued by small-capitalization companies and, therefore, are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index of which a greater percentage of its index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Risks Relating to Estimated Value and Liquidity
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The estimated value of your securities is expected to be less than the public offering price of your securities. The estimated value of your securities on the pricing date is expected to be less than the public offering price of your securities. The difference between the public offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

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The estimated value of your securities is based on our internal funding rate. The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

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The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models when the terms of the securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your securities and may be less than the estimated value of your securities. The estimated value of the securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the public offering price of your securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

August 2026	Page 13

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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The temporary price at which the agent may initially buy the securities in the secondary market may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market (if the agent makes a market in the securities, which it is not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the original issue date of the securities, as discussed further under “Additional Information About the Securities — Additional information regarding the estimated value of the securities”. The price at which the agent may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.

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The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

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There may not be an active trading market for the securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the value of the underlying indices, and as a result, you may suffer substantial losses.

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If the value of an underlying index changes, the market value of your securities may not change in the same manner. Your securities may trade quite differently from the performance of each underlying index. Changes in the value of an underlying index may not result in a comparable change in the market value of your securities. Even if the index closing value of an underlying index remains greater than or equal to its downside threshold level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Risks Relating to General Credit Characteristics
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Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the securities. Although the return on the securities will be based on the performance of the underlying indices, the payment of any amount due on the securities is subject to TD’s credit risk. The securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

Risks Relating to Hedging Activities and Conflicts of Interest
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There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine the amounts payable on the securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying index has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the amounts payable on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

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The observation period end-dates and related payment dates are subject to market disruption events and postponements. Each observation period end-date (including the final observation period end-date) and related payment date (including the maturity date) is subject to postponement due to the occurrence of one or more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — Market Disruption Events” in the product supplement. A market disruption event for a particular underlying index will not constitute a market disruption event for any other underlying index.

August 2026	Page 14

Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
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Trading and business activities by TD or its affiliates may adversely affect the market value of, and any amounts payable on, the securities. We, the agent and/or our other affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of an underlying index or one or more index constituent stocks, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in an underlying index or one or more index constituent stocks.

These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the securities.
We, the agent and/or our other affiliates may, at present or in the future, engage in business with one or more index constituent stock issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to an underlying index or one or more index constituent stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities by us and/or our other affiliates may affect the value of an underlying index and, therefore, the market value of, and any amounts payable on, the securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
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Significant aspects of the tax treatment of the securities are uncertain. Significant aspects of the U.S. tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the securities.

For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Additional Information About the Securities — Canadian taxation”. If you are not a Non-resident Holder (as that term is defined herein under “Additional Information About the Securities — Canadian taxation”) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined herein under “Additional Information About the Securities — Canadian taxation”), as such rules may be amended from time to time.

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Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Information About the Underlying Indices
All disclosures contained in this document regarding each underlying index are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying indices. You should make your own investigation into each underlying index.
Nasdaq-100 Index®
We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq, Inc. and its affiliates (collectively, “Nasdaq”) (its “Index Sponsor” or “Nasdaq”).
NDX is published by Nasdaq, but Nasdaq has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – Nasdaq-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.
NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq will review the composition of NDX on a quarterly basis and adjust the weightings of components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.
Historical Information
The index closing value of the NDX on August 18, 2026 was 29,490.96 (its “hypothetical initial index value”). The graph below shows the index closing values of the NDX for each day from January 1, 2021 to August 18, 2026. The dotted line represents its hypothetical downside threshold level and its hypothetical coupon threshold level of 17,694.576, which is equal to 60.00% of its hypothetical initial index value. The actual coupon threshold level and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the NDX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the NDX at any time, including on any trading day during the term of the securities.
Nasdaq-100 Index® – Daily Index Closing Values January 1, 2021 to August 18, 2026

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Russell 2000® Index
We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (its “Index Sponsor” or “FTSE Russell”).
RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – The Russell 2000® Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.
Historical Information
The index closing value of the RTY on August 18, 2026 was 3,017.887 (its “hypothetical initial index value”). The graph below shows the index closing values of the RTY for each day from January 1, 2021 to August 18, 2026. The dotted line represents its hypothetical downside threshold level and its hypothetical coupon threshold level of 1,810.7322, which is equal to 60.00% of its hypothetical initial index value. The actual coupon threshold level and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the RTY should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the RTY at any time, including on any trading day during the term of the securities.
Russell 2000® Index – Daily Index Closing Values January 1, 2021 to August 18, 2026

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S&P 500® Index
We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “Index Sponsor” or “S&P Dow Jones”).
SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Historical Information
The index closing value of the SPX on August 18, 2026 was 7,691.76 (its “hypothetical initial index value”). The graph below shows the index closing values of the SPX for each day from January 1, 2021 to August 18, 2026. The dotted line represents its hypothetical downside threshold level and its hypothetical coupon threshold level of 4,615.056, which is equal to 60.00% of its hypothetical initial index value. The actual coupon threshold level and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg, without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SPX at any time, including on any trading day during the term of the securities.
S&P 500® Index – Daily Index Closing Values January 1, 2021 to August 18, 2026

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.
Neither TD nor any of its affiliates makes any representation to you as to the performance of any of the underlying indices.
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Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The business day preceding the relevant contingent coupon payment date.
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Canadian bail-in:	The securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in law event:	Not applicable, notwithstanding anything to the contrary in the product supplement
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying index	reference asset
	index constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	quarterly observation period	monitoring period
	observation period end-date	valuation date
	final observation period end-date	final valuation date
	index closing value	closing level
	initial index value	initial level
	final index value	final level
	downside threshold level	barrier level
	underlying return	percentage change

Additional information regarding the estimated value of the securities:
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, based on prevailing market conditions, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and the estimated cost which we may incur in hedging our obligations under the securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models

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which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your securities is based on our internal funding rate”.
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent quarterly coupon that is paid by TD (including on the maturity date or upon an issuer call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise,

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short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Except to the extent otherwise required by law, TD intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, if the securities are offered to non-U.S. holders, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-

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8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the underlying indices and our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an

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investment in the securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the index constituent stock issuers).

Canadian taxation:
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by TD pursuant to this offering document or common shares of TD or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, TD, any affiliate of TD, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of TD and each affiliate of TD, (iv) is not an entity in respect of which TD or any affiliate of TD is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax

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Act); (v) holds the security or common shares of TD or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of TD or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of TD or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities — Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a security is redeemed, cancelled, purchased or repurchased by TD or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise

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assigned or transferred by a Non-resident Holder to TD or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion — Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of TD or common shares of an affiliate of TD that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of TD or common shares of an affiliate of TD unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, TDS will purchase the securities from TD at the price to public less a fee of $20.00 per security. TDS will resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $20.00 reflecting a fixed sales commission of $15.00 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.

Conflicts of Interest — TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the securities after their initial sale. If a purchaser buys the securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

Prohibition of sales in Canada and to Canadian residents:	The securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.

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Callable Contingent Income Securities with Daily Coupon Observation due August 31, 2028
Based on the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities
Prohibition on sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on sales to United Kingdom retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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